Exhibit 23.1




Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of MRS Technology, Inc. on Form S-8 (File Nos. 33-79476, 33-85148, 33-85262) of
our report dated May 23, 1997 on our audits of the consolidated financial statements of MRS Technology, Inc. as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
June 13, 1997